EXHIBIT 10.1


                         BONANZA RESOURCES (TEXAS), INC.
                         6200 VIRGINIA PARKWAY, STE. 200
                               MCKINNEY, TX 75071
________________________________________________________________________________


May 28, 2009

Morgan Creek Energy Corp.
5050 Quorum Drive, Suite 700
Dallas, Texas, USA 75254

ATTENTION: PETER WILSON

Dear Sirs:

                  Re: Option and Purchase Agreement for the North Fork 3-D Prospect Sections 6, 7, 8, 9, 16, 17, 18, 19, 20, 21,
                         28, 29, 30, 31, 32 & 33 1N-24ECM  Sections:  1,11,  12,
                         13, 14, 23,  24,  25, 25, 26, 35 & 36  1N-23ECM  Beaver
                         County, Oklahoma (the "Property")
                  ______________________________________________________________

                  This letter sets forth the agreement (the "Agreement") between Bonanza Resources (Texas), Inc. ("Bonanza") and Morgan Creek Energy Corp. ("Morgan Creek") whereby Bonanza shall grant an option to Morgan Creek to purchase a percentage of Bonanza's eighty-five (85) percent leasehold interest (the "Bonanza Interest") in and to the Property on the terms set forth below. The Bonanza Interest is held by Bonanza pursuant to a letter agreement between Bonanza, Ryan Petroleum, LLC and Radiant Energy, LC, dated February 25, 2008 (the "Original Agreement"), a copy of which is attached as Schedule "A" to this Agreement.

1. In consideration for the payment by Morgan Creek to Bonanza, within 60 days of the date of this Agreement, of the non-refundable sum of US$150,000 (the "Cash Consideration"), Bonanza hereby grants to Morgan Creek an option, having an exercise period of one year (the "Option Period") to purchase sixty (60) percent (the "Partial Interest") of the Bonanza Interest (the "Option").

2. In the event that Morgan Creek does not pay the Cash Consideration to Bonanza within 60 days of the date of this Agreement, the Option will terminate and this Agreement will cease to be of any force or effect.

3. During the Option Period, Morgan Creek shall assume that amount of Bonanza's rights, title, interest and obligations under the Original Agreement as is proportionate to the Partial Interest.

4.       In order to exercise the Option,  Morgan Creek must incur  US$2,400,000
         in   exploration   and   drilling    expenditures   (the   "Exploration
         Expenditures") on the Property within the Option Period.

5. In the event that Morgan Creek does not exercise the Option, Bonanza shall retain the Cash Consideration as liquidated damages for Morgan Creek's failure to incur the Exploration Expenditures.

6.       While  this  Agreement  constitutes  a binding  agreement  between  the


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         parties for the option and purchase of the Partial Interest,  it is the intention of the parties that this agreement shall be superseded by a definitive agreement within sixty (60) days of the date of this Agreement (the "Final Agreement"). Upon the execution by the parties of the Final Agreement, the Final Agreement shall govern the relationship between the parties with respect to the Partial Interest and this Agreement will cease to be of any force or effect.

7. This Agreement shall be interpreted and governed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

8. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

9. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

BONANZA RESOURCES (TEXAS), INC.


Name:   J. Robby Robson
Title:  President and Chief Executive Officer


AGREED TO AND ACCEPTED THIS ____ DAY OF
MAY, 2009 BY:

MORGAN CREEK ENERGY CORP.


Name:   Peter Wilson
Title:  President and Chief Executive Officer




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                                  SCHEDULE "A"

                               ORIGINAL AGREEMENT